UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2017

ARCHROCK PARTNERS, L.P.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________
  Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Incentive Program for 2017

On February 16, 2017, the compensation committee of the board of directors of Archrock, Inc. (the “Archrock compensation committee”) adopted a short-term incentive program (the “2017 Incentive Program”) to provide the short-term cash incentive compensation element of Archrock’s and our total direct compensation program for this year. The Archrock compensation committee set the cash incentive target under the 2017 Incentive Program for each of our named executive officers set forth below (the “Named Executive Officers”), as a specified percentage of his respective base salary:

Executive Officer	Title	2017 Cash Incentive Target (% of base salary)(1)
D. Bradley Childers	President and Chief Executive Officer	110
David S. Miller	Senior Vice President and Chief Financial Officer	70
Robert E. Rice	Senior Vice President and Chief Operating Officer	70
Jason G. Ingersoll	Vice President, Sales and Marketing	65
Donald C. Wayne	Senior Vice President and General Counsel	65

(1)
In light of challenging market conditions in 2016 and efforts to reduce costs, effective in August 2016, each of our Named Executive Officers agreed to a reduction in his base salary by 10%. For purposes of calculating a potential cash incentive payout under the 2017 Incentive Program, base salary for each Named Executive Officer will be his base salary in effect immediately prior to the August 2016 reduction.

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his target, as may be adjusted by the Archrock compensation committee in its discretion. In addition, the Archrock compensation committee has the discretion to increase each individual’s actual bonus payment above 200% of his target.

Actual payouts under the 2017 Incentive Program will be based on the Archrock compensation committee’s assessment of Archrock’s performance for 2017 relative to one or more of the following performance indicators, as well as such other factors or criteria that the Archrock compensation committee in its discretion deems appropriate:

•	Consolidated operating cash flow;

•	Safety, to be assessed by specific corporate and group metrics, including the incident rate for recordable injuries;

•	Service quality, to be assessed by various group metrics, including equipment service availability; and

•	Operational performance, to be assessed by various group metrics.

The Archrock compensation committee intends to award performance-based short-term incentive compensation under the 2017 Incentive Program based on its assessment of: (i) for all Named Executive Officers, Archrock’s consolidated operating cash flow, (ii) for each Named Executive Officer other than Messrs. Childers and Miller, each officer’s operating unit performance relative to the performance indicators, (iii) each Named Executive Officer’s individual contribution toward Archrock’s company and/or operating unit performance, including his demonstrated leadership and implementation of Archrock’s business strategy, (iv) the recommendations of our Chief Executive Officer (other than with respect to himself), and (v) any other factors or criteria that the Archrock compensation committee may choose to consider, in its discretion. The Archrock compensation committee has reserved the right to modify the target levels of one or more of the performance indicators, in its discretion based on internal and external developments during the course of 2017.

Pursuant to the terms of an omnibus agreement between us, our general partner, Archrock and others (the “Omnibus Agreement”), we will reimburse Archrock for that portion of our Named Executive Officers’ compensation, including any 2017 short-term incentive compensation awarded under the 2017 Incentive Program, allocated to us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.

	By:	Archrock General Partner, L.P., its general partner

	By:	Archrock GP LLC, its general partner

February 23, 2017	By:	/s/ DAVID S. MILLER
David S. Miller
Senior Vice President and Chief Financial Officer